Exhibit 21

WESTERN DIGITAL COPORATION
SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Amplidata N.V.	Belgium
Amplidata, Inc.	Delaware
EasyStore Memory Limited	Ireland
Fusion Multisystems Ltd.	Canada
Fusion-io (Beijing) Info Tech Co., Ltd	China
Fusion-io Holdings S.A.R.L.	Luxembourg
Fusion-io LLC	Delaware
Fusion-io Poland SP.Z.O.O.	Poland
Fusion-io Singapore Private Ltd	Singapore
HGSP (Shenzhen) Co., Ltd.	China
HGSP Holdco Hong Kong Limited	Hong Kong
HGST (Shenzhen) Co., Ltd.	China
HGST (Thailand) Ltd.	Thailand
HGST Asia Pte. Ltd.	Singapore
HGST Consulting (Shanghai) Co., Ltd.	China
HGST Europe, Ltd.	United Kingdom
HGST Japan, Ltd.	Japan
HGST Malaysia Sdn. Bhd.	Malaysia
HGST Netherlands B.V.	Netherlands
HGST Philippines Corp.	Philippines
HGST Singapore Pte. Ltd.	Singapore
HGST Technologies India Private Limited	India
HGST Technologies Malaysia Sdn. Bhd.	Malaysia
HGST, Inc.	Delaware
HICAP Properties Corp.	Philippines
Keen Personal Media, Inc.	Delaware
Pacifica Insurance Corporation	Hawaii
Prestadora SD, S. de R.L. de C.V.	Mexico
Read-Rite Philippines, Inc.	Philippines
Rising Silicon Inc.	Texas
Sandbox Expansion LLC	Delaware
SanDisk (Cayman) Limited	Cayman Islands
SanDisk (Ireland) Limited	Ireland
SanDisk 3D IP Holdings Ltd	Cayman Islands
SanDisk 3D LLC	Delaware
SanDisk B.V.	Netherlands
SanDisk Bermuda Limited	Bermuda
SanDisk Bermuda Unlimited	Bermuda
SanDisk BiCS IP Holdings Ltd	Cayman Islands
SanDisk Brasil Participações Ltda.	Brazil
SanDisk C.V.	Netherlands
SanDisk China Limited	Ireland
SanDisk China LLC	Delaware

Exhibit 21

WESTERN DIGITAL COPORATION
SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
SanDisk Enterprise IP LLC	Texas
SanDisk Equipment Y.K.	Japan
SanDisk Flash B.V.	Netherlands
SanDisk France SAS	France
SanDisk G.K.	Japan
SanDisk GmbH	Germany
SanDisk Holding B.V.	Netherlands
SanDisk Holdings LLC	Delaware
SanDisk Hong Kong Limited	Hong Kong
SanDisk IL Ltd.	Israel
SanDisk India Device Design Centre Private Limited	India
SanDisk Information Technology (Shanghai) Co. Ltd.	China
SanDisk International Holdco B.V.	Netherlands
SanDisk International Limited	Ireland
SanDisk International Middle East FZE	United Arab Emirates
SanDisk Italy S.R.L.	Italy
SanDisk Korea Limited	Korea
SanDisk Latin America Holdings LLC	Delaware
SanDisk LLC	Delaware
SanDisk Malaysia Sdn. Bhd.	Malaysia
SanDisk Manufacturing Americas, LLC	Delaware
SanDisk Manufacturing Unlimited Company	Ireland
SanDisk Operations Holdings Limited	Ireland
SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey
SanDisk Scotland, Limited	United Kingdom
SanDisk Semiconductor (Shanghai) Co. Ltd.	China
SanDisk Spain, S.L.U.	Spain
SanDisk Storage Malaysia Sdn. Bhd.	Malaysia
SanDisk Sweden AB	Sweden
SanDisk Switzerland Sarl	Switzerland
SanDisk Taiwan Limited	Taiwan
SanDisk Technologies LLC	Texas
SanDisk Trading (Shanghai) Co. Ltd.	China
SanDisk Trading Holdings Limited	Ireland
SanDisk UK, Limited	United Kingdom
SanDisk, Limited	Japan
SD International Holdings Ltd.	Cayman Islands
Shenzhen Hailiang Storage Products Co., Ltd.	China
SMART Storage Systems GmbH	Austria
STEC Bermuda, LP	Bermuda
STEC Europe B.V.	Netherlands
STEC Germany GmbH	Germany
STEC Hong Kong Ltd.	Hong Kong

Exhibit 21

WESTERN DIGITAL COPORATION
SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
STEC International Holding, Inc.	California
STEC Italy SRL	Italy
STEC R&D Ltd.	Cayman Islands
Suntech Realty, Inc.	Philippines
Tegile Systems Private Limited	India
Virident Systems International Holdings Ltd.	Cayman Islands
Virident Systems, LLC	Delaware
Viviti Technologies Pte. Ltd.	Singapore
WD Media (Malaysia) Sdn.	Malaysia
WD Media (Singapore) Pte. Ltd.	Singapore
Western Digital (Argentina) S.A.	Argentina
Western Digital (France) SARL	France
Western Digital (Fremont), LLC	Delaware
Western Digital (I.S.) Limited	Ireland
Western Digital (Malaysia) Sdn. Bhd.	Malaysia
Western Digital (S.E. Asia) Pte Ltd	Singapore
Western Digital (Thailand) Company Limited	Thailand
Western Digital (UK) Limited	United Kingdom
Western Digital Australia Pty Ltd	Australia
Western Digital Canada Corporation	Ontario, Canada
Western Digital Capital Global, Ltd.	Cayman Islands
Western Digital Capital, LLC	Delaware
Western Digital Deutschland GmbH	Germany
Western Digital Do Brasil Comercio E Distribuicao De Produtos De Informatica Ltda.	Brazil
Western Digital Federal, LLC	Delaware
Western Digital Hong Kong Limited	Hong Kong
Western Digital Information Technology (Shanghai) Company Ltd.	China
Western Digital International Ltd.	Cayman Islands
Western Digital Ireland, Ltd.	Cayman Islands
Western Digital Japan Ltd.	Japan
Western Digital Korea, Ltd.	Korea
Western Digital Latin America, Inc.	Delaware
Western Digital Netherlands B.V.	Netherlands
Western Digital Taiwan Co., Ltd.	Taiwan
Western Digital Tech and Regional Center (M) Sdn. Bhd.	Malaysia
Western Digital Technologies, Inc.	Delaware